Exhibit 10.21

Execution Version

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of May 23, 2012 (this “Agreement”), by and among GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”) (as a “Lender”), BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company, as successor in interest to Bright Horizons Family Solutions, Inc. (“Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation (“Holdings”), and CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (“Guarantors”), GSCP, as Syndication Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of May 28, 2008, as amended by Amendment No. 1 to Credit and Guaranty Agreement, dated as of July 14, 2011 and as amended by Amendment No. 2 to Credit and Guaranty Agreement, dated as of May 23, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Holdings, the Guarantors, the Lenders party thereto from time to time, GSCP, as Syndication Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Collateral Agent; and

WHEREAS, pursuant to Section 2.24 of the Credit Agreement and subject to the terms and conditions of the Credit Agreement, Borrower may increase the existing Revolving Loan Commitments and/or provide New Term Loan Commitments by entering into one or more Joinder Agreements with the New Term Loan Lenders and/or New Revolving Loan Lenders, as applicable.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

The Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”) and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent and Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

The Lender hereby agrees to make its Commitment on the following terms and conditions:

1.	Designation. The New Term Loans are designated: Series C New Term Loans.

2.	Interest Rate. The interest rate for each Series C New Term Loan shall be, as of any date of determination, (a) if a Base Rate Loan, at the Base Rate plus 3.25% per annum or (b) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 4.25% per annum; provided, that with respect to the Series C New Term Loans, (i) the Base Rate shall at no time be less than 2.00% per annum and (ii) the Adjusted Eurodollar Rate shall at no time be less than 1.00% per annum.

3.	Principal Payments. Borrower shall make principal payments on the Series C New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series C New Term Loans
June 30, 2012	$212,500
September 30, 2012	$212,500
December 31, 2012	$212,500
March 31, 2013	$212,500
June 30, 2013	$212,500
September 30, 2013	$212,500
December 31, 2013	$212,500
March 31, 2014	$212,500
June 30, 2014	$212,500
September 30, 2014	$212,500
December 31, 2014	$212,500
March 30, 2015	$212,500
June 30, 2015	$212,500
September 30, 2015	$212,500
December 31, 2015	$212,500
March 31, 2016	$212,500
June 30, 2016	$212,500

(A) Payment Date	(B) Scheduled Repayment of Series C New Term Loans
September 30, 2016	$212,500
December 31, 2016	$212,500
March 31, 2017	$212,500
May 23, 2017	$80,750,000

TOTAL	$85,000,000

The New Term Loan Maturity Date shall be May 23, 2017.

4.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series C New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series C New Term Loans in accordance with Sections 2.12, 2.13 and 2.14 of the Credit Agreement respectively.

Notwithstanding the foregoing, in the event that the Acquisition (as defined below) does not close on or before June 2, 2012, then the Borrower agrees that the proceeds of the Series C New Term Loans (other than the portion of such proceeds which have previously been applied to pay fees and expenses pursuant hereto) shall be applied on or before June 2, 2012 in prepayment solely of the Series C New Term Loans (together with payment of accrued interest thereon).

5.	Prepayment Fees. Any (i) amendment, amendment and restatement or other modification of the Credit Agreement consummated on or prior to the first anniversary of the Amendment No. 2 Effective Date or (ii) voluntary prepayment or refinancing of the Series C New Term Loans consummated on or prior to the first anniversary of the Amendment No. 2 Effective Date with the proceeds of any other Indebtedness, including a substantially concurrent issuance or incurrence of new bank term loans under the Credit Agreement (which voluntary prepayment or refinancing shall be deemed to have occurred even if a portion of the Series C New Term Loans are replaced, converted or re-evidenced with, into or by such new loans) the effect of which, in the case of either clause (i) or clause (ii), is to decrease the All-In Yield of any of the Series C New Term Loans, shall be accompanied by an amount payable to the applicable New Term Loan Lenders of the Series C New Term Loans (which shall include any Series C New Term Loans that is repaid in connection with any such amendment, amendment and restatement or other modification) in an amount equal to 1.00% of the aggregate principal amount of such amended, amended and restated, modified, prepaid or refinanced Series C New Term Loans; provided, however that no such additional amount shall be payable with respect to a prepayment of the Series C New Term Loans pursuant to Section 4 above which is made on or before June 2, 2012 as a result of the Acquisition not closing by such date.

6.	Other Fees. Borrower agrees to pay each New Term Loan Lender its Pro Rata Share of an aggregate fee (the “Closing Fee”) equal to 0.50% of the principal amount of the New Term Loan Commitments immediately prior to making of the New Term Loans on May 23, 2012.

7.	All-In Yield Calculation. For the purpose of the Credit Agreement, the All-In Yield with respect to the Series C New Term Loans, calculated on the date hereof, is 5.375% per annum.

8.	Proposed Borrowing. This Agreement represents Borrower’s request to borrow Series C New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: May 23, 2012

b.	Amount of Proposed Borrowing: $85,000,000.00

c.	Interest rate option:	☐	a. Base Rate Loan(s)
		☐	b. Eurodollar Rate Loans
with an initial Interest
Period of month(s)

Each of the parties hereto acknowledge that the New Term Loan Lenders may disburse the amount of the Proposed Borrowing directly to the Borrower and not via the Administrative Agent.

9.	New Lenders. Each New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of Series C New Term Loans that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

10.	Credit Agreement Governs. Except as set forth in this Agreement, Series C New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

11.	Borrower’s Certifications. By its execution of this Agreement, Borrower hereby certifies that:

i.	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided, that in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

ii.	As of the date hereof, no event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default;

iii.	Both before and after giving effect to any Proposed Borrowing, each of the conditions set forth in Section 3.2 of the Credit Agreement has been satisfied;

iv.	The Unused Availability under the Revolving Facility is not less than $20,000,000 after giving effect to such Series of New Term Loans.

12.	Borrower Covenants. By its execution of this Agreement, Borrower hereby covenants that:

(i)	Borrower shall deliver or cause to be delivered the following documents:

a.	Organizational Documents; Incumbency. Administrative Agent and Syndication Agent shall have received, in respect of the Borrower or each Credit Party, as applicable, (i) copies of each Organizational Document (or certification that there has been no amendment, supplement or other modification to each Organizational Document of each Credit Party delivered to the Administrative Agent and the Syndication Agent on the Closing Date) of such Credit Party, as and to the extent applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing this Agreement and each other document related hereto to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of the Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other documents related hereto to which it is a party, certified as of the date of the Proposed Borrowing by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of the Borrower’s jurisdiction of formation dated a recent date prior to the date of the Proposed Borrowing.

b.	Opinions of Counsel. Administrative Agent, Syndication Agent and New Term Loan Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Ropes & Gray LLP, counsel for each Credit Party, dated as of the date of the Proposed Borrowing, in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Administrative Agent, Syndication Agent and New Term Loan Lenders).

c.	Officer’s Certificate. The Borrower shall have delivered to the Administrative Agent and the Syndication Agent:

(X) an officer’s certificate, dated as of the date of the Proposed Borrowing, executed by an Authorized Officer of the Borrower, together with all attachments thereto, which shall include certifications to the effect that: (1) the borrowing of the Series C New Term Loans and the Acquisition (as defined below) and the other transactions contemplated hereby (collectively, the “Transactions”) shall not violate the Holdings Notes Indenture and the Subordinated Notes Indenture, (2) the share sale and purchase agreement pursuant to which BHFS Two Limited, a company registered in England will acquire (the “Acquisition”) all of the Equity Interests of Huntyard Limited, a company registered in Jersey (including all schedules, annexes and exhibits thereto, the “Acquisition Agreement”) is in full force and effect and a true and correct copy of the Acquisition Agreement is attached to such officer’s certificate; and

(Y) on a date (on or before June 2, 2012) an officer’s certificate dated such date that substantially concurrently with the proceeds of the Series C New Term Loans (converted to British pounds sterling) being delivered by the Syndication Agent to (or at the direction of the Borrower), the Acquisition has closed in accordance with the terms of the Acquisition Agreement without any amendment or waiver thereunder which is materially adverse to the interests of the New Term Loan Lenders.

d.	Real Estate Assets. The Borrower shall deliver to the Administrative Agent and the Syndication Agent, no later than 60 days after the date of the Proposed Borrowing (or such later date as the Administrative Agent may agree) such documentation or other evidence as shall be reasonably satisfactory to the Collateral Agent and Syndication Agent that the Mortgages shall continue to secure the Obligations (including the Series C New Term Loans); provided, however, that (i) title searches, date-down and modification endorsements to the title insurance policies or (if not available) new title insurance policies shall only be required with respect to any Real Estate Asset subject to a Mortgage which has a fair market value in excess of $4.0 million as evidenced by the value assigned to the property encumbered by the Mortgage for title insurance purposes at the time of the original loan and (ii) the Borrower shall not be required to deliver any legal opinions.

e.	Solvency Certificate. The Administrative Agent and the Syndication Agent shall have received a Solvency Certificate, in form and substance satisfactory to the Administrative Agent and the Syndication Agent and dated as of the date of the Proposed Borrowing, from the chief financial officer of Borrower, stating that after giving pro forma effect to the consummation of the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are and will be Solvent.

f.	Letter of Direction. Administrative Agent and Syndication Agent shall have received a duly executed letter of direction and funds flow with respect to the Acquisition dated as of the date of the Proposed Borrowing, from Borrower, addressed to the Administrative Agent and the Syndication Agent, on behalf of itself and New Term Loan Lenders, directing the disbursement on the date of the Proposed Borrowing of the proceeds of the Series C New Term Loans made on such date.

g.	PATRIOT Act Information. Reasonably in advance of the date of the Proposed Borrowing, the New Term Loan Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

h.	any other documents reasonably requested by Administrative Agent in connection with this Agreement; and

(ii)	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 6.7 of the Credit Agreement.

(iii)	In the event that the Acquisition does not close on the date of making the Proposed Borrowing, then the proceeds of the Series C New Term Loans shall be deposited and held in one or more accounts subject to a perfected Lien of either the Syndication Agent or the Collateral Agent until such time as such proceeds are applied, at the direction of the Borrower (in any event not later than June 2, 2012) either (x) directly to consummate the Acquisition or (y) to prepay the Series C New Term Loans in accordance with Section 4 above. It is understood and agreed that Series C New Term Loans shall in any event accrue interest in accordance with Section 2 above from the date of making the Proposed Borrowing of the Series C New Term Loans.

13.	Eligible Assignee. By its execution of this Agreement, each New Term Loan Lender represents and warrants that it is an Eligible Assignee.

14.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender shall be as set forth below its signature below. The Administrative Agent and the Syndication Agent hereby waive the requirement for 3 Business Days notice pursuant to Section 2.24(a).

15.	Withholding Forms. For each New Term Loan Lender delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to Administrative Agent pursuant to subsections 2.20(c) and 2.20(d) of the Credit Agreement.

16.	Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the Series C New Term Loans made by New Term Loan Lenders in the Register.

17.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

18.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

19.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

20.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

21.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

22.	Credit Document. This Agreement is a Credit Document.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first written above.

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ ROBERT EHUDIN
Name: Robert Ehudin
Title: Authorized Signatory

Notice Address:

Goldman Sachs Credit Partners L.P. c/o Goldman, Sachs & Co.
30 Hudson Street, 17th Floor
Jersey City, NJ 07302

Attention: SBD Operations
Telephone: (212) 428-1243
Facsimile: andrew.caditz@gs.com

Signature Page to Joinder Agreement May 2012

BRIGHT HORIZONS FAMILY SOLUTIONS LLC (“Borrower”)

By:	/s/ ELIZABETH BOLAND
Name:
Title:

BRIGHT HORIZONS CAPITAL CORP.

By:	/s/ ELIZABETH BOLAND
Name:
Title:

Signature Page to Joinder Agreement May 2012

BRIGHT HORIZONS LLC
BRIGHT HORIZONS CHILDREN’S CENTERS LLC
CHILDRENFIRST LLC
CORPORATEFAMILY SOLUTIONS LLC
LIPTON CORPORATE CHILD CARE CENTERS, INC.
LIPTON CORPORATE CHILD CARE CENTERS (MORRIS COUNTY), INC.
LIPTON CORPORATE CHILD CARE CENTERS (OAKWOOD AT THE WINDSOR), INC.
LIPTON CORPORATE CHILD CARE CENTERS (PARK AVENUE), INC.
RESOURCES IN ACTIVE LEARNING
WORK OPTIONS GROUP, INC.

By:	/s/ ELIZABETH BOLAND
Name:
Title:

Signature Page to Joinder Agreement May 2012

Consented to by:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent

By:	/s/ ROBERT EUDIN
Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION as Administrative Agent and Collateral Agent

By:	/s/ KEVIN MARCHETTI
Name: Kevin Marchetti
Title: Dully Authorized Signatory

Signature Page to Joinder Agreement May 2012

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
Goldman Sachs Credit Partners L.P.	New Term Loan Commitment	$85,000,000

Total:		$85,000,000

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